Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for May 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS

RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS May 20, 2009 – Mesa Royalty Trust (NYSE symbol-MTR)

announced the Trust income distribution for the month of May 2009. Unitholders of record on May 29, 2009 will receive distributions amounting to $214,952 or $0.115343043 per unit payable on July 31, 2009. The Trust received $112,058 and $1,618 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $110,389.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701